Exhibit 10.5

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

THE AGREEMENT           is made the               day of

Parties

BETWEEN:

	(1)	MAZ CORP. whose principal place of business in Hong Kong is situated at Units 1301-07 13th Floor Lippo Sun Plaza 28 Canton Road Tsim Sha Tsui Kowloon (hereinafter called “the Landlord” which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the term hereby created) of the one part; and

	(2)	BGIN BLOCKCHAIN LIMITED (Company Certificate No.: 388512) whose registered address is situate at Room A, 3/F, 5 Tsun Fu Street, Sheung Shui, New Territories (hereinafter called “the Tenant”) of the other part.

Recitals

WHEREAS:-

	(1)	The Landlord is the registered owner of the Premises (as hereinafter defined).

	(2)	The Landlord has agreed to enter into this Agreement with the Tenant upon the terms and conditions as hereinafter appearing.

Agreement to let

WITNESSES as follow:-

The Premises

1.

In consideration of the rent and the Tenant’s agreements hereinafter reserved and contained the Landlord hereby agrees to let and the Tenant agrees to take ALL THAT portion of the 5th Floor (“the Floor”) of the building now known as Lippo Sun Plaza (“the Building”) erected on ALL THOSE pieces or parcels of ground more particularly described in Part I of the First Schedule hereto (“the Land”) as shown coloured pink (for the purpose of identification only) on the plan attached hereto and currently known by the description set out in Part II of the First Schedule hereto (“the Premises”) TOGETHER with the use in common with the Landlord and others having the like right of the common entrances, exits, staircases, landings, lavatories, passages, escalators and lifts of the Building (if any and whenever the same shall be operating) so far as the same are necessary for the enjoyment of the Premises and except insofar as the Landlord or the property manager of the Building (“the Manager”) may from time to time restrict such use EXCEPT AND RESERVED unto the Landlord and all persons authorised by the Landlord or otherwise entitled thereto:

(a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in on or under the Premises and serving the Building or any adjoining or neighbouring units, premises or property together with the right to enter upon the Premises to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

(b)	the exclusive right to install in or affix to any part of the Premises and/or of the Floor such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to from time to time enter upon the Premises to do the aforesaid or to repair maintain service remove or replace the same;

(c)	the right to erect or alter or consent to the erection or alteration of any structures, fittings, facilities or installations on, or the layout of any units, premises or common areas of the Floor notwithstanding that such erection or alteration may diminish the use or dimension of any corridor, lavatories, lobbies or common areas or facilities on the Floor or the access of light and air enjoyed by the Premises and the right to deal with any such structures, fittings, facilities, installations, units, premises or common areas or facilities as it may think fit; and

		(d)	the right and liberty to enter upon the Premises in the circumstances in which this Agreement permits such entry

Payment of rent(s)

For the Term specified in the Second Schedule hereto determinable as hereinafter provided PAYING THEREFOR throughout the Term the rent(s) specified in Part I of the Third Schedule hereto, to the Landlord (or as the Landlord may otherwise direct in writing from time to time) by way of standing instruction required by Landlord. The rent(s) payable hereunder is/are exclusive of Rates, Government Rent and the service charges as hereinafter defined and other outgoings and shall be paid in advance without any deduction, counter-claim or set-off whatsoever on the first day of each and every successive calendar month the first of such payments to be made on or before the Commencement Date set out in the Second Schedule hereto and with an apportioned amount for the second month if not beginning on the first day of the month. If the rent(s) are not so paid the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of [***]% per annum over the best lending rate from time to time prevailing of The Hongkong And Shanghai Banking Corporation Limited or [***]% per month whichever is the higher calculated from the date on which the same become(s) due for payment until the date of payment as liquidated damages and not as penalty and such interest shall be deductible from time to time from the said deposit paid hereunder by the Tenant to the Landlord provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable under the terms of this Agreement.

Service Charges

	2.	(a)	The Tenant shall also pay to the Landlord further or additional payments as and for service charges (hereinafter called “the service charges”) to cover payments payable in respect of the Premises for the provision of management services to the Premises and all other costs, charges, expenses and fees payable in respect of the Premises pursuant to the Deed of Mutual Covenant of the Building and the Sub-Deed(s) of Mutual Covenant of the Floor (if the same is/are entered into by the Landlord and other owners of the Floor during the Term) (Such deeds shall hereinafter collectively be referred to as “the Deed of Mutual Covenant”). The current rate of the service charges payable by the Tenant is set out in Part II of the Third Schedule hereto, such sum(s) to be paid monthly in advance, without set off or deduction throughout the Term and on the days and in the manner as the payment of rent hereinbefore mentioned which shall be subject to interest (calculated in accordance with Clause 1 hereof) on the amount in arrears and deductible from the said deposit as aforesaid in Clause 1 hereof and subject to increase by the Landlord as provided in Clause 2(b).

Increase in service charge

		(b)	The parties hereto agree that the service charges shall be subject to increase by the Manager at any time during the continuance of the Term hereby created upon the Landlord / the Manager giving to the Tenant [***] days’ notice in writing of such increase and upon the expiration of the said period of [***] days the service charges shall be increased by the amount specified in such notice. The amount of increase specified in the Landlord’s / the Manager’s notice shall be conclusive, and there shall be no restriction on the number of occasions upon which the Landlord / the Manager may call for an increase in the service charges.

Rates, government rent, taxes etc

	3.	(a)

The Tenant shall pay Rates, Government Rent and other charges on the Premises as assessed by the Government quarterly or otherwise prescribed in advance which shall be or be deemed to be payable and due on the first day of the months of January, April, July and October or otherwise prescribed provided that the first payment thereof shall be paid on the commencement of the tenancy and also to pay and discharge all taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong Special Administrative Region (“the Government”) or other lawful authority, only Property Tax excepted. The Tenant shall pay to the Landlord in the first instance and the Landlord shall be entitled to recover from the Tenant any such Rates, Government Rent, etc. together with any penalty or surcharge. The current Rates and Government Rent payable by the Tenant in respect of the Premises as at commencement of the Term (subject to revision from time to time as hereinafter provided) are set out in Part III of the Third Schedule hereto.

Increase in rates, government rent, taxes, etc

		(b)	The parties hereto further agree that the Rates, Government Rent, taxes, etc as mentioned in Clause 3(a) above shall be subject to increase by the Government at anytime during the continuance of the Term hereby created. In the event of such increase, the Landlord shall give to the Tenant not less than [***] days’ notice in writing of such increase and upon the expiration of the said period of [***] days the Rates, Government Rent, taxes, etc. shall be increased by the amount specified in the Landlord’s notice. The amount of increase specified in the Landlord’s notice shall be conclusive.

Fixtures and fittings

	4.	The Landlord shall let and the Tenant shall take the Premises and agrees to take over (if any) all existing fixtures and fittings (“the said Fixtures and Fittings”) on as-is basis. The Tenant shall not be entitled to demand the provision of any other fixtures and fittings from the Landlord. The Landlord shall not be liable to the Tenant in respect of the said Fixtures and Fittings and gives no warranty whatsoever as to the state and conditions and whether they comply with the requirements of the relevant governmental or other competent authorities, and/or any statutory provisions. The Tenant shall at its own costs and expenses be solely responsible for the repair and maintenance of any of the said Fixtures and Fittings throughout the Term. The Tenant shall in no circumstances be entitled to claim against the Landlord for compensation in any form, termination of this Agreement or any extension of rent free period or rent reduction or abatement whatsoever if any of the Landlord’s fixtures and fittings shall be damaged or defective or lost at anytime during the Term.

Tenant covenants

	5.	The TENANT HEREBY AGREES WITH THE LANDLORD as follows, namely:

To pay rent etc

		(a)	To pay the rent and service charges hereby reserved in Hong Kong currency in the manner herein stipulated, without deduction and set-off whatsoever.

To pay rates, government rent, taxes etc

	(b)	To pay Rates, Government Rent, taxes, charges of an annual or a recurring nature or hereafter to be assessed by the Government or other authority on the Premises in Hong Kong currency in the manner herein stipulated, without deduction and set-off whatsoever.

Payment method

	(c)	(i)	Unless otherwise specified in writing by the Landlord, to pay to such account of the Landlord as the Landlord may from time to time designate and notify to the Tenant the rent, service charges, Rates, Government Rent, taxes, etc. and other periodic charges mentioned herein by any method agreed by the Landlord or by way of a standing instruction to the tenant’s banker that is a member bank of The Hong Kong Association of Banks or by other manner as agreed by the Landlord; (ii) to sign and return within the period specified by the Landlord such documents for the purpose of establishing the above standing instruction for the payment of rent, Rates, Government Rent, service charges and other periodic charges as aforesaid as maybe required by the Tenant’s banker or the Landlord’s banker; (iii) to maintain sufficient funds in the bank account of the Tenant, for remittance of fund to the bank account designated by the Landlord on each standing instruction, (iv) to pay to the Landlord the rent, service charges, Rates, Government Rent, taxes and all other monies payable by the Tenant to the Landlord hereunder in such other manner as the Landlord may subsequently from time to time prescribe by giving not less than fourteen (14) days’ notice in writing to the Tenant. Any payment not made strictly in the manner designated by the Landlord shall be deemed to be unpaid and in arrears and the Tenant shall make such payment again upon demand and in the manner designated by the Landlord.

To pay for utilities

	(d)	(i)	To pay and discharge all deposits and/or application/termination charges in respect of electricity, water, gas, internet, telephones and other utilities or services provided to the Premises as may be shown by the separate meter or meters installed upon the Premises or by accounts rendered to the Tenant.

		(ii)	To pay and discharge all recurring outgoings in respect of the Premises throughout the Term, which shall include but not limited to all charges for utilities services and facilities provided to the Premises.

To pay for cleansing and clearing of drains

(e)

To pay on demand to the Landlord all costs and expenses incurred by the Landlord in cleansing and clearing any drains pipes or sanitary or water apparatus in the Premises or elsewhere in the Building choked or stopped up owing to careless use by the Tenant or its employees customers invitees or licensees.

To fit out

	(f)	(i)	Unless otherwise agreed by the Landlord, to submit in duplicate, at the own costs of the Tenant, to the Landlord and (if so required by the Landlord) also to the Manager for approval the detailed layout plans and specifications for the fitting out and decoration of the Premises (including but not limited to electrical and mechanical layouts and other plans as the Landlord may require) within fifteen (15) days upon signing of this Agreement and in any event prior to the commencement of any fitting out works and to comply with the conditions and restrictions required by the Landlord and/or the Manager. Failure of the Tenant to submit the said plans and specifications within the time prescribed shall not entitle the Tenant to any extension of the Commencement Date of the Term hereby created or to any extension of any rent free period hereby granted.

		(ii)	The Tenant shall take out such Contractors’ All Risks Insurance or other insurance coverage and in such amount as the Landlord may consider to be adequate in respect of any fitting out works proposed to be carried out by the Tenant in which the Landlord and its tenancy manager (if any) shall be named as insured parties. The Tenant shall not commence any fitting out work unless and until it shall have received the Landlord’s permission in writing so to do (which permission shall not be unreasonably withheld or delayed) and shall have provided to the Landlord satisfactory evidence of the insurance coverage required by the Landlord as aforesaid.

(iii)

To fit out the Premises at the Tenant’s expense in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed) and the Manager (if so required by the Landlord) in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class office/commercial building and so to maintain the same throughout the Term in good repair and condition to the satisfaction of the Landlord and the Manager. The Tenant will not cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the prior approval in writing of the Landlord (which approval should not be unreasonably withheld or delayed) and the Manager (if so required by the Landlord). The Tenant shall pay to the Landlord and the Manager any fees and/or costs incurred by the Landlord and/or the Manager in obtaining the advice of its architect and/or specialist consultants or other costs incurred by the Landlord and/or the Manager in considering any Tenant’s fitting out application.

(iv)

All technical specifications with respect to any system service or facility at or serving the Premises including but not limited to electricity supply, air- conditioning system and supply, fire service installations and other building services are to be designated by and at the sole discretion of the technical consultant appointed by the Landlord and the Manager. The Tenant shall ensure that all fitting out, addition or alteration works carried out to the Premises are in compliance with such technical specifications, and shall obtain the Landlord’s prior written consent (which consent shall not be unreasonably withheld and delayed) which may be granted or withheld at the Landlord’s discretion if the Tenant should require any modification to or departure from the same. Subject to the prior written approval by the Landlord of all fitting out, alteration and/or addition works proposed by the Tenant, the Tenant shall carry out all necessary fitting out, alterations and/or additions to the Premises at its own costs and expenses, Provided That in respect of any work affecting any system, service or facility that is required to comply with the Landlord’s technical specifications, the Landlord may require that such work be carried out at the Tenant’s costs and expenses by a contractor or contractors nominated by the Landlord at its sole discretion.

(v)	The Tenant agrees to reimburse to the Landlord on demand for the fees of all professional consultants that the Landlord may incur in connection with the consideration of the Tenant’s submitted fitting-out plans and specifications.

(vi)

The Tenant shall comply with all applicable statutes codes ordinances licences and other regulations for all works performed by or on behalf of the Tenant on the Premises and the Landlord’s and its agents’ or consultants’ approval of plans specifications calculations or of the Tenant’s works shall not constitute any implication representation or certification by the Landlord that the Tenant’s works are in compliance with the said statutes codes ordinances licences and other regulations.

(vii)

In carrying out any approved work under this Clause or elsewhere under this Agreement, the Tenant shall cause his servants agents employees contractors licensees and workmen to cooperate with the Landlord and/or the Manager and all servants agents and workmen of the Landlord and/or the Manager and with other tenants or contractors carrying out any work in the Building. The Tenant shall comply with and cause his servants agents employees contractors licensees and workmen to obey and comply with all instructions and directions which maybe given by the Landlord and/or the Manager and/or their agents or servants in connection with the carrying out of such work.

(viii)

The Landlord reserves the rights to demand from the Tenant in a reasonable manner a reinstatement deposit in the amount sufficient to cover the cost of restoring the Premises to its original state on the commencement of the Tenancy Agreement.

Good repairs

	(g)	To keep all the non-structural interior of the Premises and the fixtures and fittings therein including without limitation, the ceiling, false ceilings, flooring floor coverings and interior plaster, other finishing material and rendering to walls, floors and ceilings, and the Landlord’s fixtures and fittings therein and all additions therein and thereto including without limitation, all doors, windows, door bells, door knobs, door keys, counters, cabinets, glass partitions, partitions, electrical wiring installations, electrical appliances and air-conditioning system and wiring and fire alarm and fire-fighting installations, data ports and data cables etc. (some of such additions are more specifically described in the Standard Fittings & Fixtures Checklist of Handover Form (if any) signed upon handover of the Premises) in safe, good, clean, substantial and proper repair state and condition and properly preserved and painted as may be appropriate from time to time or reasonably required by the Landlord or whenever required by the relevant Government Authority and to maintain the same at the expense of the Tenant. Without in any way limiting the generality of the foregoing, the Tenant particularly agrees:-

Window glass & glass partitions

		(i)	To reimburse to the Landlord the cost of replacing all broken, scratched or damaged windows, curtain walls, shutters, glass or glass partitions, irrespective of the cause of such breakage, scratch or damage;

Electrical wiring

		(ii)	To repair or replace, if the same becomes dangerous or unsafe and/or so required by the appropriate Supply Company, Statutory Undertaker or Authority as the case may be under the terms of the Electricity Ordinance (Cap. 406, Laws of Hong Kong) or any statutory modification or reenactment thereof for the time being in force or any Orders in Council or Regulations made thereunder, all the electrical wiring installations and fittings within the Premises and the wiring from the Tenant’s meter or meters to and within the same; and for such purpose, to use only a licensed electrician to carry out such electrical works;

Interior defects

(iii)

To be wholly responsible for any loss damage or injury caused to the Landlord or any person whomsoever or the Premises or any property whatsoever directly or indirectly through the defective or damaged conditions of any part of the interior of the Premises (other than through a structural defect not caused by the Tenant) or of the Landlord’s fixtures and fittings (including but not limited to doors, windows, electric wiring, installations, air-conditioning plant(s) and ducting(s) and other Landlord’s fixtures) or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water from the Premises or any part thereof or through the act neglect default or omission of or any failure or non- compliance with any obligation hereunder by the Tenant its servants agents employees contractors or licensees and to make good the same by payment or otherwise and to fully indemnify the Landlord against all costs claims demands actions liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect thereof and all costs and expenses incidental thereto; and the Tenant shall at its own expense effect such insurance in respect of the foregoing as the Landlord may from time to time reasonably require and shall furnish evidence to the Landlord of such insurance whenever requested so to do;

Drains, pipes, cables etc

(iv)

In so far as the same may not be part of the interior of the Premises to keep at the expense of the Tenant in good clean substantial and proper repair and condition at all times to the satisfaction of the Landlord and/or the Manager and in accordance with the Regulations of the Department of Health or other Government authority concerned all drains, soil and other pipes, cables, wires, ducts, mains, lavatories, water apparatus and all apparatus associated therewith and any equipment and fittings ancillary thereto which belong to or form part of or solely serve the Premises and to indemnify the Landlord and/or Manager against all costs, claims, demands, actions, liabilities, and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this covenant;

Use of lavatories and utility & cleaning charges

		(v)	During the Term, the Tenant shall, in connection with the proper use and enjoyment of the Premises, have the use (in common with the Landlord and all others having the like right, if any) of those lavatories on the Floor that are designated by the Landlord for the common use by the Tenant and other tenants and occupiers of units and offices on the Floor (“the Common Lavatories”) whenever the same shall be in service. The Tenant acknowledges that the Landlord may designate some lavatories on the Floor for the exclusive use of the tenant of certain units on the Floor, to the exclusion of the Tenant.

		(vi)	To use the facilities of the Common Lavatories in a proper clean and tidy manner and to be responsible for any damage that maybe done to the said facilities for whatever reasons (fair wear and tear, structural defects excepted) and to make good the same by payment or otherwise forthwith upon demand and shall indemnify the Landlord against all losses, expenses, damages that may be sustained by the Landlord and all claims, demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

To yield up

	(h)	Quietly to yield up vacant possession of the Premises together with all Landlord’s fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this tenancy in good clean and tenantable bare-shell condition (damage or destruction due to any events mentioned in Clause 7(b) hereof excepted) AND thereupon to surrender to the Landlord all keys leading to all parts of the Premises including but not limited to lockers, cabinets, lavatories, doors, mail boxes, etc. and notwithstanding any rule of law or equity to the contrary and unless otherwise consented to and directed by the Landlord, to remove at the Tenant’s expense all fixtures fittings additions including but not limited to any signboard, logo, partitions, floor coverings, interior plaster, other finishing material and rendering to walls and ceilings, false ceilings, electrical installations and wirings, data ports, data cables, structures, erections, and alterations made or installed upon or in the Premises by the Tenant and to reinstate the Premises to the condition more particularly described and set out in the Fifth Schedule hereto and make good any damage caused by such removal or re-instatement before delivery up of the Premises to the Landlord Provided that the Tenant’s obligations relating to removal or re-instatement under this Clause may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment of any compensation to retain all or any of the said fixtures, fittings, additions, partitions, floor coverings, false ceilings, electrical installations and wirings, data ports, data cables, structures, erections and alterations which the Tenant is otherwise liable hereunder to remove but subject to this proviso, the Tenant shall re-instate restore and make good the Premises or any part thereof requiring to be re-instated restored or made good and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the cost of such re-instatement restoration or making good, together with an administration fee for the work and inconvenience caused to the Landlord equal to [***]% of the amount of cost incurred or $[***]whichever is the greater.

The Landlord shall have a lien on all merchandise, goods, chattels and other effects left or found in or on the Premises in respect of all rent in arrears and/or other claims or sums, if any, which may be due and owing by the Tenant to the Landlord under this Agreement from time to time and the Landlord shall be entitled to seize such merchandise goods and chattels and other effects left or found on the Premises and charge a fee for storage thereof and the Tenant hereby irrevocably authorizes the Landlord to remove from the Premises and/or to sell throw away discard or otherwise dispose of such items in any manner the Landlord deems fit in its absolute discretion and to apply the proceeds (after deducting the costs of sale or disposition or storage) from the sale or disposition of such items towards the payment of any rent in arrears and/or other claims or sums, if any, due and owing by the Tenant to the Landlord under this Agreement (but without prejudice to any remedies or rights which the Landlord may have against the Tenant under this Agreement or by law) with the balance, if any, of such proceeds to be forfeited by the Landlord for its sole use and benefit if unclaimed by the Tenant within ten (10) days after the date of the sale or disposition.

Typhoon

	(i)	To take all reasonable precautions to protect the interior of the Premises against damage by storm, typhoon, heavy rainfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

To execute repairs on receipt of notice

	(j)	Upon receipt of notice from the Landlord or his agent, employee or representative requiring the Tenant so to do to make good all defects and wants of repair then found which are the liability of the Tenant AND if the Tenant shall fail to make good as aforesaid forthwith (in the cases where the defects and/or wants of repair are of emergency nature or affecting third parties in which immediate attention is required) or within seven (7) days from the date of the said notice (in any other cases), it shall be lawful for the Landlord or his agents, employees or representative to enter upon the Premises with or without workmen or others with or without appliances and to carry out or cause to be carried out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby together with an administration fee equal to [***]% of such expenses or $[***], whichever is greater shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent in arrears and a debt due and owing to the Landlord by the Tenant.

To permit entry

	(k)	Permit the Landlord or his agents, employees, or representatives with or without workmen or others and with or without appliances at all reasonable times provided the Tenant is given reasonable notice (without notice and by force if necessary in case of emergency and such permit by the Tenant shall not be unreasonably withheld) to enter upon the Premises for the following purposes:-

(i) to view the condition of the Premises;

		(ii)	to take or verify the inventories or the fixtures in the Premises;

		(iii)	to carry out all repairs improvements or modifications to the Premises which the Landlord and/or the Manager considers necessary or proper to be done and/or to carry out any works for compliance of the Government notices/orders;

		(iv)	(and by force if necessary) for the purpose of security, and/or fire-fighting and/or in the event of other emergencies;

		(v)	to inspect and carry out repairs or alterations or maintenance or renewal or additions of or to the equipment, installations, fittings, facilities, fixtures, services and apparatus of the Floor or of the Building or of the Landlord and any other services or fixtures and fittings which may be supplied or provided to or installed in the Floor or the Building by third parties including, without limitation to the generality of the forgoing telephone and other communication services and equipment fixtures and fittings in connection therewith; or

		(vi)	to make good on behalf of the Tenant any defect or effect any repair which the Tenant has failed to do under the terms of this Agreement.

To permit Landlord and prospective tenant to view and to permit pre-march out inspection

	(l)	(i)	At any time during the term to permit the Landlord and/or his agents, employees or representatives to enter the Premises during all reasonable hours and upon giving prior notice to the Tenant (a) together with prospective tenants for the purpose of viewing and inspecting the Premises, or (b) for the purpose of viewing and conducting a pre-march out inspection of the Premises; and to allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the Premises are to become vacant which notice the Tenant shall not conceal.

To permit Landlord and prospective purchasers to view

		(ii)	At any time during the Term to permit the Landlord and/or his agents employees or representatives to enter the Premises with prospective purchasers during all reasonable hours and upon giving reasonable notice to the Tenant for the purpose of viewing and inspecting the Premises.

User
	(m)	To use the Premises only as office in connection with the Tenant’s business.

Not to misuse

	(n)	Not to permit or suffer any part of the Premises to be used for any illegal immoral or improper purpose or so as to cause or be likely to cause any nuisance, annoyance, inconvenience, or danger to the Landlord, the occupiers of other parts of the Building or to the neighbourhood.

Not to store goods

	(o)	(i)

Not without the prior consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to use the Premises or any part thereof for the storage of goods or merchandise other than in normal quantities consistent with the nature of the Tenant’s trade or business nor to keep or store or cause or permit to be kept or stored any dangerous goods within the meanings of the Dangerous Goods Ordinance (Cap.295, Laws of Hong Kong) or any enactment replacing the same and the Regulations applicable thereto or any modification thereof and in so far as such Ordinance or its Schedules or Regulations may be altered this Clause shall have reference to any alteration thereof.

Firearms or ammunition

		(ii)	Not to keep store use bring into or suffer to be kept stored used brought into the Premises or the Building or any part thereof any firearms or ammunition (as defined in the Firearms and Ammunition Ordinance (Cap.238, Laws of Hong Kong) or other similar enactment).

Not to commit nuisance etc

	(p)	(i)

Not to make produce or suffer or permit to be made or produced any noise (including but not limited to music or sound produced by broadcasting from television radio and any apparatus equipment or instrument capable of creating producing or reproducing music or sound) or vibration or other acts or things in or on the Premises which is/are or may be a nuisance or annoyance to the Landlord or to the tenants or occupiers of adjacent or neighbouring premises.

		(ii)	Repeated or continuous failures on the part of the Tenant to remedy any breach or to attend to warnings comments complaints or objections and the failure to pay rent, service charges, Rates, Government Rent etc. shall under this Agreement be a nuisance to the Landlord.

Not to make alternations etc

	(q)	(i)

Not to make or permit to be made any alterations in or additions to the Premises or to the electrical and communications wiring, air-conditioning system or accessory, sprinkler system or accessory and other installations or other Landlord’s fixtures and fittings or to install any plant, equipment, apparatus, data ports, data cables or machinery therein (other than usual office equipment) without having first obtained the written licence and consent of the Landlord (which consent shall not be unreasonably withheld or delayed) therefore or cut maim injure drill into mark deface or drive any nails or suffer to be cut maimed injured drilled into marked defaced or driven any nails to any doors, windows, walls, curtain walls, ceilings false, ceilings timbers, counters, cabinets, partitions structural members beams or other fabric thereof or paint or repaint the interior or exterior woodwork of the Premises including the doors, door frames, skirting boards and window boards without the prior approval of the Landlord (which approval shall not be unreasonably withheld or delayed) and to remove such additions or alterations made by the Tenant to the Premises on or before the end of this Agreement and to restore the Premises according to Clause 5 (h).

Wiring & cable in common areas

	(ii)	Not to lay, install, affix or attach any wiring, cables or other articles or thing in or upon any of the entrances, staircases, landings, passages, lobbies or other parts of the Building in common use (if any).

Signages & aerials

(iii)

Not to place, erect, or display or permit to be placed, erected or displayed any plants or other articles in any manner likely to cause danger or damage to other persons lawfully in the Building or the grounds adjoining thereto or to cause damage to the reputation image or goodwill of the Building and not to erect, exhibit or display any aerials, antenna, advertisement, notice, sign, flagpole, or other writing, device or thing whether illuminated or not within or on the exterior of the Building or on the interior or exterior side of any windows, curtain walls, shutters or external glass partitions of the Premises (whether such part forms part of the common area of the Building or otherwise) unless the prior written consent of the Landlord is obtained (which consent may be granted or withheld by the Landlord or granted by the Landlord subject to such conditions as the Landlord may specify in its absolute discretion).

Plant etc. requiring wiring or not metered through Tenant meter

(iv)

Not to install or use in the Premises any plant, apparatus, machinery or equipment which requires any additional electrical main wiring or which consumes electricity not metered through the meters from which the Tenant’s consumption of electricity is calculated.

Damage to floor
		(v)	Not to lay or use any floor covering or do any thing which may damage or penetrate the existing flooring screed or slab.

Not to install air-conditioning system

(vi)

Not to install any air-conditioner(s) or air-conditioning system(s) in or outside the Premises as it is expressly understood that no extra air- conditioner is permitted to be installed for the Floor or any part thereof under the terms of the Deed of Mutual Covenant.

Inform Landlord of damage

	(r)	To give written notice to the Landlord forthwith of any damage that may be suffered to the Premises and of any accident to or defects in the water pipes, gas pipes, electrical wiring, air-conditioning system or accessories, sprinkler system heads or accessories or fittings, fixtures or other facilities provided by the Landlord in, at or about the Premises.

Not to exceed floor loading

	(s)	(i)

Not without the prior written consent of the Landlord to install or permit suffer to be installed any article, item, equipment, apparatus or machinery which imposes a weight on any part of the flooring (when combined with the weight attached to the ceiling of the floor below) of the Premises in excess of the floor loading of the Premises. The Tenant shall provide to the Landlord for its approval at the commencement of the tenancy a plan showing the intended location of each item, article, equipment, apparatus or machinery on the Premises the weight of which exceeds such weight as the Landlord may prescribe from time to time, and the Tenant shall notify the Landlord and obtain the Landlord’s prior written approval should there be any proposed change of such location, or any proposed addition of new heavy item of any of the aforesaid. Any approval granted by the Landlord herein shall not absolve the obligation and responsibility of the Tenant to observe and comply with any provision in the Agreement or to comply with any law or regulation with respect to the installation and operation of any equipment, machinery or apparatus or item on the Premises and generally, with respect to safety thereof. The Landlord and/or the Manager shall be entitled to prescribe the maximum weight and permitted locations of safes and other heavy items and to require the same to stand on supports of such dimensions and material to distribute the weight as the Landlord and/or the Manager may deem necessary. The Tenant shall be wholly responsible for any non-compliance of this Clause and shall make good the same by payment or otherwise forthwith and shall fully indemnify the Landlord against all losses expenses and damages that maybe sustained by the Landlord and all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

Not to suspend weights

		(ii)	Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the Premises including in particular but without limitation to the ceiling, balconies, windows and landings.

Not to exceed electricity loading and air-conditioning capacity

		(iii)	Not to overload or permit or suffer to be overloaded the electrical circuits or the air-conditioning capacity within the Premises and the Building nor to install or use or permit or suffer to be installed or used any equipment, apparatus, item or machinery which may exceed the loading of the electrical main or wiring or the capacity of any air-conditioner or air- conditioning system or equipment or accessories thereof.

Not to alter lock, bolts, etc

	(t)	Not without the prior consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) to install additional locks bolts or other fittings to the entrance doors of the Premises or in any way to cut or alter the same.

To comply with ordinance etc & government lease

	(u)	To observe the provisions of and be answerable and responsible for the consequence of any breach of local Ordinances Orders in Council or Regulations by any inmate or occupier of the Premises or any invitee or agent or employee of the Tenant and not to do anything which would amount to a breach or non- observance of the provisions of the Government Grant under which the Landlord holds the Premises and to indemnify the Landlord against any breach of the terms of this Clause.

Not to assign, part with possession, etc

	(v)	Not to transfer assign underlet license share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, licensing, lending, sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof for all or any part of the Term hereby granted and irrespective of whether any rental or other consideration is given for such use or possession and in the event of any purported transfer, assignment, underletting, licensing, sharing or parting with the possession of the Premises or agreement so to do for any of the foregoing (whether for monetary consideration or not) the Landlord shall be entitled to terminate this Agreement and the Tenant shall forthwith thereupon surrender vacant possession of the Premises to the Landlord without prejudice however to the rights of either party in respect of any antecedent breach of any of the covenants, terms and conditions contained herein. The tenancy created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, any one of the following acts and events shall, unless approved in writing by the Landlord beforehand (such approval to be granted or withheld or granted with such conditions as the Landlord may in its absolute discretion deem fit), be deemed to be breaches of this Clause:-

		(i)	In the case of a Tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

		(ii)	In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;

(iii)

In the case of a company or corporation, any change of name or any change in the majority (i.e. over 50%) shareholding (whether direct or indirect, ultimate or immediate through any shareholder company or otherwise) or control of the Tenant or any voluntary liquidation;

(iv)

The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same;

		(v)	The change of the Tenant’s business name without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) (other than the change of the Tenant’s name as evidenced by a Certificate of Incorporation issued by the Companies Registry).

Preparation of food, prevention of odours, food by service entrance

	(w)	Not to prepare or permit or suffer to be prepared any food in the Premises and not to cause or permit any odours or noxious smells which shall in the sole opinion of the Landlord be offensive or unusual to be produced upon permeate through or emanate from the Premises and not to permit or allow any food or food containers to be brought onto or removed from the Premises except by way of service lifts and entrances.

Sleeping quarters

	(x)	Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (consolidation) Ordinance (Cap. 7, Laws of Hong Kong) or any other enactment or modification thereof for the time being in force.

Not to obstruct common areas

	(y)	(i)	Not to place or leave in the entrance or any lifts, staircases, passages, lobbies, landings or other common areas of the Building any boxes, furniture, chattels, refuse or rubbish or otherwise encumber the same. Not to enter into, alter, repair, consent to or in any other way interfere with or affect the working of the lifts, escalators, air-conditioning system or accessories, sprinkler or other fire prevention or fighting system or accessories, public lighting transformer room, pump rooms, pumps, cables, pipes, other apparatus or services installed in the Premises or the Building (if any).

Landlord may remove obstructions

		(ii)	In addition to any other remedies which the Landlord may have hereunder, the Landlord, his agents, employees, representatives or workmen may without any prior notice to the Tenant remove any such obstruction and dispose of the same as they may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

No congregation

(iii)

The Tenant shall ensure that the licensees and visitors of the Tenant do not congregate outside the Premises or the Building or in any part of the Floor or of the Building, at any time and that they behave in a quiet and orderly manner when entering or departing from the Premises (and the Building).

Not to vitiate insurances

(z)

Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or against claims by third parties or any other risks for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased, and (if so required) to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause.

Restriction on deliveries

(aa)

To load or unload or take delivery of goods, furniture, equipment, fittings or bulky items in and out of the Building only within the hours specified by the Manager and under no circumstances to use the passenger lifts for goods delivery purposes at any time.

Indemnity by Tenant

	(bb)	(i)

Save where caused by the willful act of the Landlord, to be wholly responsible for and to indemnify the Landlord against any proceedings actions claims or demands whatsoever by any person for any loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly through or in anyway owing to:-

			1.	the defective or damaged condition of any part of the interior of the Premises or any fittings, fixtures or wiring therein for the repair of which the Tenant is responsible hereunder; or

			2.	the leakage of water from or the bursting or obstruction of any part of the lavatories water or sanitary appliances or fittings or drains and pipes in belonging to or serving the Premises or the spread of fire or smoke or the leakage or overflow of water including storm or rain water or explosion or leakage of electric current or gas or the escape of any substance or anything or the dropping or falling of any article object or material whatsoever from the Premises or any part thereof; or

			3.	the act, default, omission or neglect of the Tenant, his servants, agents, invitees, licensees or customers.

		(ii)	To be wholly responsible for and to keep the Landlord indemnified against any loss or damage to property within the Premises or to the Landlord’s fixtures and fittings therein including without limitation all furniture fixtures fittings goods chattels samples personal effects contents and stock (fair wear and tear and structural or inherent defect excepted).

		(iii)	To effect and maintain at his sole cost and expense with a reputable insurance company to the reasonable satisfaction of the Landlord insurance cover throughout the full term hereby created (including the rent-free period as provided herein (if any)) in respect of the Tenant’s obligations hereunder. The Tenant hereby undertakes to produce and make available for inspection to the Landlord on demand at the Tenant’s expense a copy of such policy of insurance together with a copy of the receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting, failing which the Landlord shall be entitled (but not obliged) at the Tenant’s expense and in the name of the Tenant to effect insurance for such reasonable amount as the Landlord may think fit against the aforesaid obligations and/or risks and recover forthwith from the Tenant the premium so paid by the Landlord.

		(iv)	In the event that the Tenant shall fail to complete the entire Term and/or breach those major terms and conditions of this Agreement, an administration charge which is equivalent to the total rent for the rent free period (if applicable) shall be payable by the Tenant immediately and the Tenant is also responsible to pay the rent and other outgoings in full term from the commencement date of the term in addition to any other claims for damages by the Landlord.

Not to hold Landlord liable

	(cc)	Unless caused through the acts, defaults or neglects of the Landlord, its agents, employees, servants, workmen, or contractors, not to hold the Landlord liable in anyway to the Tenant or to any person whomsoever in respect of any injury, loss, damage (whether direct or consequential) to person or property or loss of business or other liability or damages whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular, but without limitation, caused by or through or in anyway owing to:-

		(i)	any defect in the supply of electricity, air-conditioning or other services or facilities or any failure, malfunction, explosion, surge, reduction, variation, interruption or termination in the supply of electrical power of air- conditioning, or

		(ii)	any defect in or breakdown or suspension of service or supply of the lifts, escalators, air-conditioning system, electric power, sprinkler system or other fire prevention or fighting facilities, water supplies or telecommunication services or any other building service or supply provided in or serving the Building or the Premises, or

(iii)

any interruption of any of the services hereinbefore mentioned by reason of improvement, renovation, repair or maintenance of any services, facilities, installations or apparatus, or damage thereto, or destruction thereof by fire, water, act of God or other cause, or by reason of mechanical, electrical or other defect, or breakdown or other inclement conditions or shortage of fuel, materials, water or labour or any cause; or

		(iv)	the act neglect or default of the Landlord, the Manager, or the tenants and occupiers of any other parts of the Building and their employees, agents, licensees and invitees, or

		(v)	the overflow of water from any premises situate in the Building or caused by the negligence of any occupant of such premises; or

		(vi)	any typhoon, landslide, subsidence of the ground, escape of fire, leakage of water or electric current from the water pipes or electric wiring, cables or ducts situate in upon or in anyway connected with the Building or any part thereof or throwing, dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles, the escape of water, fumes, smoke, fire or electricity or vibrations from any units, floor office or premises forming part of the Building or in the neighbourhood; or

		(vii)	inadequate security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord and/or the Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

		(viii)	any activity of termites, roaches, mice, rats or other pests or vermin or the spread of any contagious or transmissible diseases in the Building; or

		(ix)	any accident happening or injury suffered by any person or damage to or loss of any chattel or property within the Premises or in the Building.

Under no circumstances shall the Rent, Rates, Government Rent, service charges or other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

Observance of terms of Deed of Mutual Covenant
(dd)

Not to do anything which would amount to a breach or non-observance of the occupation permit of the Building or of the terms, conditions, covenants and restrictions contained or referred to in the Deed of Mutual Covenant and to indemnify the Landlord against any such breach or non-observance.

Fitting out procedures and estate rules

	(ee)	To obey and comply with such Fitting Out Procedures and Estate Rules and such other rules and regulations as may from time to time be made or adopted by the Landlord or the Manager in relation to the management and maintenance of the Building or of the Floor and not to hold the Landlord in any way liable for any direct or indirect loss or damage however caused arising from any non- enforcement of such Procedures Rules, rules and regulations or non-observance thereof by any third party.

Goodwill of building

	(ff)	To conduct the business of the Tenant and to use the Premises in a way so as not to prejudice the image, goodwill and reputation of the Building as a first class office/commercial building.

Animals pets & infestation

	(gg)	Not to keep or allow any animals or pets on the Premises or to allow the Premises or any part thereof to become infested by termites, rats, mice, cockroaches or any other pests or vermin. The Tenant shall employ at the Tenant’s own costs such pest extermination contractors as the Landlord and/or the Manager may nominate and at such intervals as the Landlord and/or the manager may direct. In any event, provisions in the Deed of Mutual Covenant (if any) on the keeping of any animal(s) shall apply to this Agreement.

Lavatories facilities

	(hh)	Not to use or permit or suffer the Common Lavatories or basin or sink facilities provided by the Landlord or forming part of the common facilities of the Building to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage, blockage or damage resulting from the violation of this Clause.

Distributions of pamphlets etc

	(ii)	Not to permit any touting or soliciting for business or the distributing of any pamphlets, notices or advertising matters to be conducted outside or near the Premises or in any part of the Floor or the Building by any of the Tenant’s servants, agents, invitees or licensees.

Refuse disposal

	(jj)	Not to dispose of any garbage or rubbish except in the manner from time to time prescribed by the Landlord and/or the Manager and until such time as such garbage or rubbish is removed from the Building to keep the same securely sealed in containers of a design to be approved by the Landlord and/or the Manager. If the Tenant shall throw out or discard or permit or suffer to be thrown out or discarded from the Premises any refuse, rubbish, litter or other article or thing whatsoever except in the course of the proper disposal thereof the Tenant shall, without prejudice to any rights of the Landlord herein contained in respect of such breach, indemnify the Landlord in respect of any costs of cleaning up such refuse, rubbish, litter or other article or thing.

Hanging of laundry

	(kk)	Not to hang any laundry, clothing or other articles or things outside the Premises or the Building.

No supports etc erected on exterior walls

	(ll)	Not to install or fix or erect any supports or any iron brackets or venetian blinds or sun blinds of any description to or on any part of the exterior walls of the Building for any purpose including the installation of air-conditioners.

No openings on exterior wall

		(mm)	Not to make any openings on any part of the exterior walls of the Building.

Auction and sales

		(nn)	Not to conduct or permit any auction, bankruptcy close-out or similar sale of things or properties or merchandise of any kind to take place on the Premises.

Nominated cleaning contractor

		(oo)	To employ as cleaning contractors for the Premises only such persons, corporation or firm as maybe nominated by the Landlord or the Manager.

Notice to renew

(pp)

Written notice shall be given to the Landlord for the Tenant’s intention to renew the Tenancy at least three months prior to the expiry of the Term. If such notice is not received by the Landlord three months prior to the expiry of the Term, the Landlord shall assume the Tenant is not interested to renew and will deliver vacant possession of the Premises upon expiry.

Change of business nature

(qq)

Prior written approval from the Landlord shall be obtained if the business nature of the Tenant is to be changed, otherwise this Agreement shall be terminated immediately and the Tenant shall vacate the Premises upon notice from the Landlord.

Landlord covenant

	6.	THE LANDLORD HEREBY AGREES WITH THE TENANT as follows:-

For quiet possession

		(a)	To permit the Tenant (duly paying the rent, service charges, Rates, Government Rent, and other outgoings and charges hereinbefore referred to on the days and in manner herein provided for and observing and performing the agreements, stipulations, terms, conditions and covenants herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or anyone lawfully claiming under or through or in trust for the Landlord save and except as hereinbefore provided.

To pay property tax

		(b)	To pay Property/Income Tax and all outgoings of a capital or non-recurring nature in respect of the Premises.

		(c)	To keep and maintain the structural parts of the Premises including the main drains, pipes and cables thereof in proper state of repair Provided that in respect of any structural parts forming part of the common areas, parts or facilities of the Building as a whole or the repair, maintenance or upkeeping of which is otherwise the responsibility of the owner’s corporation or Manager or the co- owners for the time being of the Building, the Landlord shall only be responsible for using reasonable endeavours to enforce the Landlord’s rights (if any) in connection therewith under any applicable Deed of Mutual Covenant of the Building, and Provided further that the Landlord’s liability under this clause shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair, remedy or otherwise take in the hand to deal with the same after the lapse of reasonable time from the date of service of such notice.

Further provisions

	7.	IT IS HEREBY EXPRESSLY PROVIDED AND AGREED as follow:-

Right to re-enter

		(a)	(i)	If the rent reserved hereby the service charges or other outgoings or charges hereinbefore referred to, or any part thereof be unpaid (whether formally demanded or not) for the space of seven (7) days next after any of the days on which the same ought to have been paid or in the case of the breach non-observance or non-performance of any of the covenants, restrictions, stipulations and conditions herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or go into liquidation (except for the purposes of amalgamation or reconstruction) it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance of the said covenants, restrictions, stipulations and conditions. All costs and expenses of and incidental to any demand for rent or any other sum payable under this Agreement or actions or distraint for the recovery of the same shall be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant as a debt. Without prejudice to the foregoing, in the event of default in payment of rent or any charges payable hereunder for a period of seven (7) days from the date on which the same falls due for payment, the Tenant shall pay to the Landlord on demand interest on the amount in arrears at the rate of [***]% per annum over the best lending rate from time to time prevailing of The Hongkong and Shanghai Banking Corporation Limited or [***]% per month whichever is higher calculated from the date on which the same became due for payment and not seven (7) days thereafter together with a collection charge as the Landlord may from time to time determine to cover the cost (in addition to legal costs of proceedings) of the extra work occasioned by the default until payment in full.

Exercise of right

			(ii)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

Condonation not a waiver

			(iii)	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at anytime or times of any of the agreement, stipulations, terms and conditions herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or prejudice or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Abatement of rent

	(b)	If the Premises or any part thereof are rendered, unusable or inaccessible by fire, typhoon, act of God, force majeure or any other cause beyond the control of the Landlord (other than on account of the Tenant’s act, omission, neglect or default) then the rent reserved hereby or apart thereof proportionate to the extent to which the Premises shall have been so rendered unusable or inaccessible shall abate and cease to be payable until the same shall have been again rendered fit for use and accessible (for the avoidance of doubt, service charges, Government Rent and Rates not included and remain payable) PROVIDED that there shall be no cease of rent if any insurance policy effected by the Landlord shall have been rendered void or voidable in whole or in part by the act, neglect, omission or default of the Tenant or any person deriving title under the Tenant or the permitted occupiers of the Premises or any of the servants, employees, agents, invitees or licensees of the Tenant or if the Landlord for any reason whatsoever shall not receive full insurance payment from its insurance in respect of loss of rent AND PROVIDED that

(i)

if the Landlord shall consider it uneconomical to repair, rebuild or replace the Premises whether or not in the same form or if any competent authority shall refuse permission for or otherwise prevent or otherwise do not permit any rebuilding or replacement or if owners of other premises in the Building shall prevent rebuilding or replacement the Tenant shall be entitled within one month of the notification by the Landlord of its decision or such refusal or prevention as the case may be subject to there having been no breach of its obligations hereunder forthwith to terminate this Agreement by serving written notice on the Landlord without prejudice to any antecedent claims or causes of action which either party hereto may have against the other hereunder or,

(ii) if the Premises shall not be repaired or reinstated within three months of its being rendered unusable or inaccessible either party hereto may terminate this Agreement by giving not less than one month’s notice in writing to the other and upon the expiration of such notice this Agreement shall absolutely determine.

But without prejudice as aforesaid the Landlord shall not be obliged to repair or reinstate the Premises so as to render them usable or accessible again.

Renaming of building, numbering, etc

	(c)	If at any time and from time to time during the Term hereby granted the name of the Building or the floor number of the Premises shall be changed, the Landlord shall not be liable in damages to the Tenant in respect thereof or be made a party to any proceedings or otherwise be responsible for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

Directory boards

	(d)	The Tenant shall pay the Landlord or the Manager as the Landlord may direct immediately upon demand the cost of affixing repairing altering or replacing as considered desirable the Tenant’s name in lettering to the directory board or directory boards in the Building (if any). The Landlord and/or the Manager reserves the right to determine and/or limit at the Landlord’s or Manager’s sole discretion the area allocated to the Tenant on such directory boards. At the expiry or sooner determination of this tenancy, the Landlord shall be entitled to remove at the Tenant’s expense all lettering and characters relating to the Tenant from the directory board(s) of the Building (if any) and to make good at the Tenant’s expense any damage caused by such removal.

Acts of employees agent and licensees

	(e)	For the purpose of this Agreement any act, default, neglect or omission of any occupier, employee, contractor, agent, invitee or licensee (as hereinbefore defined) of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

Acceptance of rent and distraint

	(f)	The acceptance of rent, service charges, Government Rent or Rates by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of the Tenant’s covenants, restrictions, stipulations and conditions herein contained. For the purposes of distraint for rent, Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7, Laws of Hong Kong) or any statutory modification or re-enactment thereof for the time being in force or this Agreement, the rent payable hereunder shall be deemed to be in arrears if not paid in advance at the time and in manner stipulated in this Agreement.

Security deposit

	(g)	(i) Upon the execution of this Agreement the Tenant shall pay to the Landlord the sum specified in Part IV of The Third Schedule hereto as deposit (“the said deposit”) for securing the due payment of the rent, service charges, Government Rent, Rates and any other moneys payable by the Tenant and to secure the performance and observance of the said covenants, restrictions, stipulations and conditions. If the Tenant is in breach non- observance or non-performance of any of the provisions herein and that the Tenant shall fail to remedy such breach or default within the period specified by the Landlord (if the same is remediable) or in other cases where such breach or default is non-remediable, the Landlord shall be entitled to terminate this Agreement in which event, the said deposit (including the additional deposit(s) paid to the Landlord under this sub- clause g(iii) below) may, without prejudice to any other right or remedy of the Landlord hereunder, be forfeited to the Landlord. Notwithstanding the foregoing the Landlord may, in any such event at its option, elect not to terminate this Agreement but to deduct from the said deposit (including the additional deposit(s)) all amounts payable by the Tenant hereunder (including without limitation), all costs, expenses and interests payable hereunder and all loss, damages, cost and expenses that the Landlord may incur or suffer in respect of any breach, non-observance or non- performance by the Tenant of any of the said covenants restrictions stipulations and conditions.

In the event any deduction(s) is made by the Landlord from any deposit or additional deposit(s) in accordance herewith during the currency of this Agreement, the Tenant shall forthwith on demand by the Landlord make an additional deposit or deposit(s) equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re- enter upon the Premises and to determine this Agreement as hereinbefore provided. For the avoidance of doubt, there shall be no limit to the number of times the Landlord can make such deductions from the said deposit and additional deposit(s) during the Term of the tenancy.

Repayment of deposit

		(ii)	Within forty-five (45) days of the expiration or sooner determination of the term hereby created if the Tenant shall have paid all rent, service charges, Government Rent, Rates and other moneys payable hereunder and if there shall be no breach of any of the said covenants, restrictions, stipulations and conditions on the Tenant’s part to be observed and performed or within forty-five (45) days of the settlement of the last outstanding claim, which the Landlord may have against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained, whichever shall be the later, the Landlord will repay to the Tenant the said deposit or additional deposit(s) without any interest thereon but if there shall be any money due to the Landlord, the Landlord may apply the said deposit or additional deposit(s) or part(s) thereof towards payment of such sums due, and if there shall be any breach of any of the said covenants, restrictions, stipulations and conditions on the part of the Tenant the Landlord shall pay or apply the said deposit or additional deposit(s) or such part thereof as shall be required towards remedying such breach insofar as this maybe possible without prejudice to any of the Landlord’s rights or remedies hereunder provided including without limitation the Landlord’s right to elect to forfeit absolutely the said deposit or additional deposit(s) pursuant to sub-clause (g)(i) above. In no event shall the Tenant treat the said deposit or additional deposit(s) as payment of rent or any other monies payable hereunder.

Additional deposit

(iii)

The Tenant hereby agrees that in the event of there being any increase in rent agreed determined or provided for under this Agreement or any increase in service charges, Rates, Government Rent or taxes, etc. under the provisions of Clauses 2 and 3 hereof then and in every such case the Tenant shall pay to the Landlord as additional deposit (to be held by the Landlord under the same terms and conditions as in these Clauses) a sum equal to the difference between the deposit abovementioned and the aggregate of 6 months’ rent as shall have been agreed determined or provided for hereunder and 6 months’ service charges (as increased, if such be the case) and 6 months’ Government Rent and Rates (as increased, if such be the case) such sum to be paid to the Landlord with the payment of increased rent or service charges, Government Rent or Rates taxes, etc next following any such increase.

Interpretation

	(h)	(i)

The expression “the Tenant” shall (where context permits) mean and include the party or parties specifically named and shall include the executors and administrators of any such party or where such party is a corporation its successors in title or any liquidators thereof provided that for the avoidance of doubt, nothing herein shall permit the Tenant to transfer assign underlet license share or otherwise part with possession of the Premises or any part thereof or otherwise prejudice the operation of clause 5(v) of this Agreement. Where the Tenant comprises of more than one individual and/or corporations, all covenants undertakings and agreements made herein by the Tenant with the Landlord shall be deemed to be made jointly and severally by all persons and/or corporations included in the designation “the Tenant” .

Gender

			(ii)	In this Agreement unless the context requires otherwise words importing the masculine feminine or neuter gender shall include the others of them and words importing the singular number shall include the plural and vice versa.

Marginal notes

			(i)	The marginal notes of the clauses of this Agreement are for reference only and it is hereby declared that these headings shall not be deemed a part of this Agreement.

Costs, stamp duties

(j)

Each party shall bear its own legal costs but the stamp duty and other disbursement herein shall be shared equally between the parties and the Tenant shall pay to the Landlord a sum of HK$[***] as contribution towards the disbursements it may incur herein. The Tenant shall bear the registration fee on this Agreement (if any).

Services of notices

		(k)	Any notice required to be served on the Tenant shall be deemed to have been given at the time of delivery, if delivered personally to the Premises, or at the registered office or last known address in Hong Kong of the Tenant. Any notice dispatched by letter postage prepaid shall be deemed to have been given 48 hours after posting. Any notice sent by facsimile transmission shall be deemed to have been given at the time of dispatch to the last known facsimile number in Hong Kong of the Tenant. Any notice by e-mail is not acceptable except payment advice by the Landlord. Provided however that any notice to the Landlord shall only be effective upon actual receipt thereof by the Landlord.

No fine

		(l)	The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Tenancy.

Transfer of deposit

	8.	If at any time during the term of the tenancy hereby created, the Landlord shall sell or otherwise assign the Premises to a new owner (“New Owner”), the Landlord may at any time transfer to the New Owner the said deposit and/or any additional deposit(s) (subject to the Landlord’s right of deduction aforesaid) in Clause 7(g).The Tenant hereby agrees that upon the request of the Landlord, it shall at the Landlord’s own cost, sign a Memorandum of Transfer of Deposit in the form substantially similar to the form set out in Appendix A as attached hereto (in triplicate) and return such signed Memorandum (in triplicate) to the Landlord within seven (7) days from the date of the Landlord’s request. The Tenant further agrees that irrespective of whether or not a Memorandum of Transfer of Deposit as aforesaid is duly signed by the Landlord, the Tenant and the New Owner, upon such transfer by the Landlord as aforesaid and upon the New Owner giving an undertaking to repay the Tenant the amount so transferred in accordance with the terms of this Agreement, the Landlord (which in this context shall exclude its assigns) shall be released of its liability and obligation under this Agreement to refund the said deposit and/or additional deposit(s) or any balance thereof to the Tenant. The Tenant shall claim for the refund of the said deposit and/or additional deposit(s) or the balance thereof from the New Owner only.

Exclusion of representations

	9.	(a) This Agreement sets out the full agreement between the parties hereto. No other warranties or representations have been made or given relating to the Landlord, the Tenant, the Building, or the Premises or if any warranty or representation has been made the same is hereby waived.

Exclusion of rights, etc

(b) Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in section 16(1) of the Conveyancing and Property Ordinance 1984 save those expressly set out herein.

Time is of the essence

(c) Time shall in every respect be of the essence of this Agreement.

Handover conditions

	10.	Save and except as specified in this Agreement, the Premises shall be handed over to the Tenant in an “as-is” basis at the commencement of the term hereby created.

No exclusivity

	11.	This Tenancy hereby created does not in any way whatsoever confer upon the Tenant any exclusive right in operating any particular trade in the Building and the Landlord is entitled to lease or licence any part of the Building to other third parties for operation of trade similar or identical to the Tenant’s business.

Use of other premises

	12.	The Tenant shall not be entitled to complain about nor shall the Tenant have any claim against the Landlord in respect of any alleged noise or nuisance or interference with its user of the Premises due to any operations being carried out on or in other parts of the Floor or the Building, whether by the Landlord or any other owner or by any of their respective tenants licensees or occupiers.

Electricity supply capacity

	13.	If the Tenant requests to carry out any work to repair, alter, modify or replace the existing wiring system or increase the electricity supply capacity, the Tenant shall first obtain the Landlord’s written approval (which approval shall not be unreasonably withheld or delayed) prior to the commencement of any of the said works which shall only be carried out by the Landlord’s nominated or approved contractors. All costs and expenses incurred in relation to the said works shall be borne by the Tenant solely.

Waiver of objection on repairs, renovation or refurbishment

	14.	The Tenant acknowledges that the Manager and/or the Landlord may at its or their own discretion or upon the request of any other person or persons and either by itself/themselves or jointly with owners of other premises of the Building or other person or persons from time to time carry out during the Term repair, alteration, renovation, improvement and/or refurbishment works to any part of the Building including but not limited to the Premises and/or to the Floor or any parts, services or facilities of the Floor or of the Building whether or not such installations, devices, facilities and systems are related to the common areas or facilities of the Floor or the Building or exclusively to one or more of the premises in the Floor or the Building. Without prejudice to the foregoing and other provisions of this Agreement, the Tenant consents that the Landlord may, from time to time and in such manner as it may deem fit, alter the layout of any units or any common areas or facilities of the Floor, cancel any common areas or common facilities, and/or lay any new or re-route any common facilities of the Floor. The Tenant hereby consents that the Landlord and the Manager shall each have the right to carry out the said repair, renovation, improvement and/or refurbishment works whether within the Premises or not, anything to the contrary contained in this Agreement notwithstanding. The Tenant hereby waives its right (if any) to request early termination of the tenancy and/or to claim against the Landlord, the Manager and/or any other person or persons for any loss or damage, abatement or suspension of rent or compensation whatsoever arising from or in connection with or caused by the carrying out of the said repair, renovation, improvement and/or refurbishment works (whether within the Premises or not) whether on the ground of inconvenience, nuisance, loss of business, loss of quiet enjoyment or derogation of grant or on any grounds stated in any clauses relating to abatement or suspension of rent in this Agreement or on any other grounds.

Severability clauses

	15.	Any provision of this Agreement which is or declared by any court or tribunal of competent jurisdiction to be illegal invalid or unenforceable in any respect under the applicable law shall be severed from this Agreement to the maximum extent permissible by the applicable law without in any manner affecting the legality, validity or enforceability of the remaining provisions of this Agreement, all of which shall continue in full force and effect.

Sale and renovation clause

	16.	Notwithstanding anything to the contrary herein contained, it is hereby expressly agreed that the Landlord (which expression in this Clause, for the avoidance of doubt, shall include its assign(s)) shall be at liberty at any time after the commencement of the Term of this tenancy to terminate the Term of the tenancy created hereunder by giving to the Tenant not less than six (6) months’ notice in writing of such termination on the ground that the Landlord intends to demolish or renovate or refurbish the Premises or any part of the Floor, either alone or jointly with the owner or owners of the other premises of the Floor or has entered into a Provisional Sale and Purchase Agreement to sell the Premises or any part thereof and upon expiry of such notice, the tenancy hereby created shall be absolutely determined without compensation to the Tenant but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out. It is hereby agreed that such notice of termination shall be conclusive as to the intention of the Landlord to demolish or renovate or refurbish or having entered into any Provisional Sale and Purchase Agreement to sell and the Tenant shall not require the Landlord to produce further proof to substantiate such intention. It is also agreed and declared notwithstanding any other provision herein and notwithstanding any law to the contrary the Tenant’s right for renewal (if any) and/or for any unexpired rent-free period(s) shall extinguish and determine upon service of the said notice of termination (whether such right shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early determination of such rights.

Additional terms

	17.	The additional terms contained in the Fourth Schedule shall be deemed to be incorporated herein and shall form part of the provisions and terms of this Tenancy Agreement.

Governing law & jurisdiction

	18.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Tenant hereby irrevocably submits to the non-exclusive jurisdiction of the Hong Kong courts. The submission to such jurisdiction shall not limit the right of the Landlord to take proceedings in whatever jurisdiction it may think fit, nor shall the taking of proceedings in any jurisdiction preclude the taking of proceedings in any other jurisdiction or jurisdictions, whether concurrently or not.

Third Parties’ Right

	19.	Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any provisions of this Agreement.

THE FIRST SCHEDULE ABOVE REFERRED TO

(Clause 1)

PART I

THE LAND

Kowloon Inland Lot No. 10722

PART II

THE PREMISES

Unit 502 on 5th Floor of Lippo Sun Plaza (“the said Building”), 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong (which said unit 502 is for the purpose of identification only shown and colored Pink on the floor plan hereto attached)

THE SECOND SCHEDULE ABOVE REFERRED TO

(Clause 1)

THE TERM

[***]

THE THIRD SCHEDULE ABOVE REFERRED TO

(Clause 1)

PART I

THE RENT

The monthly rent payable for the term of the tenancy is HK$[***] (Hong Kong Dollars [***] Only) exclusive of service charges, Government Rent and Rates.

(Clause 2)

PART II

MANAGEMENT FEE

HK$[***] (Hong Kong Dollars [***] Only) per month subject to revision.

(Clause 3)

PART III

RATES

HK$[***] (Hong Kong Dollars [***] Only) per quarter subject to revision.

GOVERNMENT RENT

HK$[***] (Hong Kong Dollars [***] Only) per quarter subject to revision.

(Clause 7(g))

PART IV

THE SAID DEPOSIT

Unless & until varied in accordance with the provisions of Clause 7(g) of this Agreement, the said deposit shall be the sum of HK$[***] (Hong Kong Dollars [***] Only).

THE FOURTH SCHEDULE ABOVE REFERRED TO

(Clause 17)

ADDITIONAL TERMS

1.	Notwithstanding the foregoing and provided that the Tenant shall fully observe and comply with the covenants, agreement, stipulations, terms and conditions on its part to be observed and/or performed, the Tenant shall be entitled, from [***] to [***] (both days inclusive), to occupy the Premises free of rent Provided that during the said rent free period(s), all the Rates, Government Rent, service charges and all utility charges, outgoings and other payments whatsoever payable in respect of the Premises by the Tenant hereunder shall be borne and paid by the Tenant absolutely and the Tenant shall observe and comply fully all provisions of this Agreement (other than the payment of rent).

2.	Notwithstanding anything to the contrary herein contained, the Tenant shall deliver up the Premises to the Landlord in clean, good and tenantable condition with the following Landlord’s standard provisions upon the expiration of the Term, provided that the structure of the Premises shall not be damaged in any way. The Premises was handed over to the Tenant in an “as is” condition with the following Landlord’s standard provisions:

a.	Concrete floor with cement sand screeding, with carpet;

b.	Rendered and emulsion paint painted walls;

c.	Lighting fittings;

d.	Sprinkler system in a standard layout;

e.	1 set of half hour fire resistant glass entrance doors (with stainless steel handles); f. Air conditioning systems;

g.	Electricity meter in the E&M Room of the Building; MCB box, Main Power Supply Cable and Isolator at the Premises.

3.	Tenant can pay to the Landlord any expenses, rental, or charges by means of cheque, either bank in or by post to the registered address of the Landlord, or direct debit to the assigned bank account of the Landlord. However, the payer name must be the same as the Tenant as stated on this Agreement, unless otherwise confirmed and accepted in writing by the Landlord.

4.	Notwithstanding anything to the contrary herein contained, it is hereby expressly agreed that the Landlord (which expression in this Clause, for the avoidance of doubt, shall include its assign(s)) shall be at liberty at any time after the commencement of the Term of this tenancy to terminate the Term of the tenancy created hereunder by giving to the Tenant not less than six (6) months’ notice in writing of such termination on the ground that the Tenant causes any disturbance by way of heavy traffic flow, in and out of the premises and creation of any nuisance to the occupiers or other tenants of the building as well as affecting the image of the property with unorganized business.

5.	Notwithstanding anything herein contained to the contrary, if vacant possession of the Premises shall be unable to deliver by the Landlord to the Tenant on or before the [***], then the commencement date of the tenancy shall automatically be postponed to the 7th day from the date of the written notice given by the Landlord to the Tenant notifying the Tenant that vacant possession of the Property is ready for delivery to the Tenant (“the Landlord’s Notice”).

6.	The tenant shall pay the Rent, Management Fee, Rates and Government Rent in advance for every 3 months.

7.	The Tenant hereby irrevocably appoints Wu Qingfeng as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Tenant for this purpose, the Tenant shall promptly appoint a successor agent and notify the Purchaser thereof. The Tenant agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Tenant.

THE FIFTH SCHEDULE ABOVE REFERRED TO

(Clause 5)

SCOPE OF REINSTATMENT WORKS

(A)	The Tenant is required to reinstate the tenanted premises to bare shell condition at the expiration or sooner determination of the tenancy at their expense. The Tenant undertakes to indemnify the Landlord for any damages and claims which may arise as the works are carried out. The Tenant shall seek expert advice as and when necessary. Common reinstatement works to arrive bare shell condition shall generally include, but not limited to, the following :-

●	Removal of all abandoned articles or furniture.

●	Removal of illegal structure(s) not shown on the approved building plans.

●	Removal of all additional fixtures or decorations such as carpets, floor coverings, wall papers, partitions, signage, etc.

●	All partition wall, doors, windows, plumbing works, which had been added/removed/altered by tenant must be reinstated and made to function.

●	All fire services installation systems, electric systems, lighting systems, air-conditioning systems, fan coil units, air-ducting, etc., which had been added/removed/altered by tenant must be reinstated in a standard layout and made to function by Landlord’s nominated contractor.

●	All damaged false ceiling grid and tiles must be fixed and replaced and reinstated in a standard layout.

●	Unless provided by the Landlord, all electric fixtures, lighting sockets conduits, wirings, cables, telephone wiring and sockets, except the main switched MCB Board, must be removed by qualified electrical contractor.

●	All gas-fittings including gas-meter and gas-pipes must be removed by authorized gas contractor.

●	All openings on the windows must be properly mended and sealed with glass pane by Landlord’s nominated contractor.

●	All damaged or scratched curtain wall glass panels (curtain wall windows) must be replaced.

●	All wall must be touched up to plain and smooth rendering with two coats of emulsion paint (color to be determined by the Landlord) being applied.

●	All flooring, except tiled flooring in lavatory under approved building plans, must be touched up to plain and smooth with cement/sand screening surface.

●	Follow Building Handbook guideline on noise, dust and smell mitigation.

●	All the works shall meet the requirements of all Government regulations. The Landlord shall have the right to ask the Tenant to provide the proofs if required.

(B)	The above reinstatement works are listed for reference only. The Landlord may request the Tenant to reinstate the premises to a particular configuration as he reasonably thinks fit. Notwithstanding the above, The Tenant shall also pay particular attention to the following:-

●	No structural damage will be caused to the premises.

●	No electrical and mechanical installations or appliances provided by the Landlord shall be removed.

●	Tenants shall employ a qualified contractor to carryout the reinstatement works in good workmanship standard as well as preliminary evaluation and dismantling works with care. Tenants shall consult the Landlord in case of doubt.

●	No reinstatement work shall affect the proper operation of air-conditioning and fire sprinkler systems, if any.

●	Buy sufficient insurance and naming Landlord as additional insured.

●	Pre-reinstatement conference among Landlord, tenant and contractor a must.

APPENDIX A

THIS MEMORANDUM is made the day of

BETWEEN

(1) [*]	(“the Vendor”)

(2) [*]	(“the Purchaser”)

AND
(3) [*]	(“the Tenant”)

WHEREAS:-

1. By a Tenancy Agreement dated [*] (“the Tenancy Agreement”) made between the Vendor and the Tenant All Those the premises briefly described in the SCHEDULE hereto (“the Property”) were let by the Vendor to the Tenant upon the terms and conditions respectively therein contained and a sum of HONG KONG DOLLARS [*]) (“the Deposit”) was paid by the Tenant to the Vendor as deposit thereunder.

2. By an Assignment dated [*] and made between the Vendor and the Purchaser, the Property was assigned by the Vendor to the Purchaser subject to (inter alia) the Tenancy Agreement, and upon the completion of the said sale and purchase the Purchaser became the Landlord of the Tenant by operation of law.

NOW IT IS AGREED as follow:-

1. The Tenant hereby confirm its consents and authorization to the Vendor to transfer the Deposit (less any amount or amounts which may be deducted by the Vendor therefrom pursuant to the terms of the Tenancy Agreement in respect of any loss, damages, costs or expenses which may be sustained by the Vendor as a result of any non- observance or non-performance by the Tenant of any of the terms of the Tenancy Agreement) to the Purchaser to be held and retained by the Purchaser as deposit in accordance with the terms of the Tenancy Agreement.

2. The Tenant hereby confirm its agreement that upon such transfer of the Deposit (less any deduction as aforesaid) the Vendor shall be absolutely discharged from the Vendor’s obligations under the Tenancy Agreement to refund the same or any part thereof to the Tenant at the expiration or sooner determination of the term under the Tenancy Agreement, and the Tenant hereby further agrees to waive all the Tenant’s rights and claims under the Tenancy Agreement against the Vendor in respect of the Deposit (less any deduction as aforesaid) upon such transfer being made as aforesaid.

3. The Tenant hereby undertakes and agrees with the Purchaser to observe and perform all the terms and conditions contained in the Tenancy Agreement and on his part to be observed and performed.

4. The Purchaser hereby agrees that the Purchaser will hold and refund the Deposit (less any deduction as aforesaid) to the Tenant (subject to the Purchaser’s right of deduction contained in the Tenancy Agreement) in accordance with the terms of the Tenancy Agreement.

SCHEDULE

[Description of Property]

SIGNED by	)
)
)
)
)
)
or and on behalf of the Vendor whose	)
)
signature(s) is/are verified by / in the	)
)
presence of :-)

SIGNED by	)
)
)
)
)
or and on behalf of the Purchaser whose	)
)
signature(s) is/are verified by / in the	)
)
presence of :-)

SIGNED by	)
)
)
)
)
)
or and on behalf of the Tenant whose	)
)
signature(s) is/are verified by / in the	)
)
presence of :-)

OR

SIGNED by Tenant in the	)
)
presence of :-)

END OF APPENDIX

IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by	)
)
)
/s/ [***]	)	For and on behalf of
	)	MAZ CORP.
	)	[***]
	)	Authorized Signature(s)
For and on behalf of the Landlord	)
in the presence of :-)

Witness Name:

SIGNED by	)
)
/s/ Wu Qingfeng ))		For and on behalf of
[***]	)	BGIN BLOCKCHAIN LIMITED
	)	/s/ Qingfeng Wu
)
(being the person(s) duly authorized and	)
approved by the Board of Directors of the	)
Tenant) for and on behalf of the Tenant in	)
the presence of:	)

Witness Name:

/s/ [***]

RECEIVED on or before the day and year first above written of and from the Tenant the sum of HK$[***] (Hong Kong Dollars [***] Only) being the said deposit above mentioned.

ACKNOWLEDGED by the Landlord	)
)
whose signature(s) is/are verified by :-)

Dated the             day of

MAZ CORP.

(“the Landlord”)

and

BGIN BLOCKCHAIN LIMITED

(“the Tenant”)

TENANCY AGREEMENT

Premises:	Unit 502 on 5th Floor of Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
Term:	[***]
Monthly Rent:	HK$[***]
Rent Free Period:	[***]
Security Deposit:	HK$[***]

Floor Plan - Unit 502 on 5th Floor of Lippo Sun Plaza

[***]